EXHIBIT 4
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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

               COMMERZBANK AKTIENGESELLSHAFT, GRAND CAYMAN BRANCH

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION

                           DATED AS OF MARCH 22, 2002





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

ARTICLE I                 DEFINITIONS........................................................1

           Section 1.01.       DEFINITIONS...................................................1

ARTICLE II                PURCHASE AND SALE..................................................2

           Section 2.01.       PURCHASE AND SALE OF THE SELLER'S SHARES......................2

           Section 2.02.       PURCHASE PRICE................................................2

           Section 2.03.       CLOSING.......................................................2

           Section 2.04.       CLOSING DELIVERIES BY SELLER..................................2

           Section 2.05.       CLOSING DELIVERIES BY PURCHASER...............................3

ARTICLE III               REPRESENTATIONS AND WARRANTIES OF SELLER...........................3

           Section 3.01.       ORGANIZATION, AUTHORITY AND QUALIFICATION OF SELLER...........3

           Section 3.02.       NO CONFLICT...................................................3

           Section 3.03.       OWNERSHIP OF THE SELLER'S SHARES..............................4

           Section 3.04.       ABSENCE OF LITIGATION.........................................4

           Section 3.05.       BROKERS.......................................................4

           Section 3.06.       DIVIDENDS PAID................................................4

ARTICLE IV                REPRESENTATIONS AND WARRANTIES OF PURCHASER........................4

           Section 4.01.       ORGANIZATION AND AUTHORITY OF PURCHASER.......................4

           Section 4.02.       NO CONFLICT; REQUIRED FILINGS AND CONSENTS....................5

           Section 4.03.       FINANCIAL ABILITY.............................................5

           Section 4.04.       BROKERS.......................................................5

           Section 4.05.       ABSENCE OF LITIGATION.........................................5

ARTICLE V                 ADDITIONAL AGREEMENTS..............................................6

           Section 5.01.       NO DISPOSITION OR ENCUMBRANCE OF THE SELLER'S SHARES..........6

           Section 5.02.       NOTIFICATION OF CERTAIN MATTERS...............................6

           Section 5.03.       FURTHER ACTION; REASONABLE COMMERCIAL EFFORTS.................6

           Section 5.04.       PUBLIC ANNOUNCEMENTS..........................................6

ARTICLE VI                CONDITIONS TO CLOSING..............................................7

           Section 6.01.       CONDITIONS TO THE CLOSING.....................................7

           Section 6.02.       CONDITIONS TO OBLIGATIONS OF SELLER...........................7


           Section 6.03.       CONDITIONS TO OBLIGATIONS OF PURCHASER........................8

ARTICLE VII               TERMINATION AND WAIVER.............................................8

           Section 7.01.       TERMINATION...................................................8

           Section 7.02.       EFFECT OF TERMINATION.........................................9

           Section 7.03.       WAIVER........................................................9

ARTICLE VIII              GENERAL PROVISIONS.................................................9

           Section 8.01.       NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................9

           Section 8.02.       EXPENSES......................................................9

           Section 8.03.       NOTICES.......................................................9

           Section 8.04.       HEADINGS.....................................................10

           Section 8.05.       SEVERABILITY.................................................10

           Section 8.06.       ENTIRE AGREEMENT.............................................10

           Section 8.07.       ASSIGNMENT...................................................10

           Section 8.08.       PARTIES IN INTEREST..........................................11

           Section 8.09.       GOVERNING LAW................................................11

           Section 8.10.       WAIVER OF JURY TRIAL.........................................11

           Section 8.11.       COUNTERPARTS.................................................11

           Section 8.12.       SPECIFIC PERFORMANCE.........................................11



                            STOCK PURCHASE AGREEMENT


           STOCK PURCHASE AGREEMENT, dated as of March 22, 2002 (this "AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("PURCHASER"), and COMMERZBANK AKTIENGESELLSHAFT, GRAND CAYMAN BRANCH, a Cayman Islands licensed branch of a German corporation ("SELLER"), as stockholder of SECURITY CAPITAL GROUP INCORPORATED, a Maryland corporation (the "COMPANY").

                              W I T N E S S E T H :
                              - - - - - - - - - -

           WHEREAS, Seller is the record and beneficial owner of 257,642 shares of Series B Cumulative Convertible Redeemable Voting Preferred Stock, par value $0.01 per share, of the Company (Seller's "SHARES");

           WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, the Seller's Shares, upon the terms and subject to the conditions set forth herein;

           WHEREAS, Purchaser and EB Acquisition Corp., a wholly owned indirect subsidiary of Purchaser and a Maryland corporation ("MERGER SUB"), have separately entered into an Agreement and Plan of Merger, dated as of December 14, 2001 (as amended from time to time, the "MERGER AGREEMENT"), with the Company, pursuant to which Merger Sub, upon the terms and subject to the conditions set forth in the Merger Agreement, will merge with and into the Company, with the Company surviving such merger (the "MERGER");

           NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Purchaser and Seller hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01. DEFINITIONS. For purposes of this Agreement:

           "ACTION" means any litigation, suit, claim, action, proceeding or investigation.

           "GOVERNMENTAL AUTHORITY" means any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body.

           "LAW" means any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

           "LIEN" means any lien, mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim or charge of any kind, or any conditional sale agreement or other agreement to create any of the foregoing.

           "PURCHASE PRICE BANK ACCOUNT" means a bank account to be designated by Seller in a written notice to Purchaser at least three business days before the Closing.

                                   ARTICLE II

                               PURCHASE AND SALE

Section 2.01. PURCHASE AND SALE OF THE SELLER'S SHARES. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Seller's Shares.

Section 2.02. PURCHASE PRICE. The purchase price for each of the Seller's Shares shall consist of the amount of immediately available United States dollars (the "CASH PURCHASE PRICE") equal to $1,000 plus all accrued and unpaid dividends payable thereon (calculated at the dividend rate and otherwise in accordance with the terms of the designations of the Seller's Shares) up to, but excluding, the Closing Date.

Section 2.03. CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Seller's Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, immediately following the consummation of the Merger, provided that all conditions to the obligations of the parties set forth in Article 6 are at such time satisfied or waived, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the date on which the Closing takes place being the "CLOSING DATE").

Section 2.04. CLOSING DELIVERIES BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

(a) stock certificates evidencing the Seller's Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to Purchaser and with all required stock transfer tax stamps, if any, affixed;

(b)   a receipt for an amount equal to the Cash Purchase Price; and

(c)   the certificates and other documents required to be delivered pursuant to
      Section 6.03.

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
Section 2.05. CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to Seller:

(a) an amount equal to the Cash Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; and

(b)   the certificates and other documents required to be delivered pursuant to
      Section 6.02.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

           As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

Section 3.01. ORGANIZATION, AUTHORITY AND QUALIFICATION OF SELLER. Seller is a Cayman Islands licensed branch of a banking corporation duly organized, validly existing and in good standing under the laws of Germany and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

Section 3.02. NO CONFLICT. (a) The execution, delivery and performance of this Agreement by Seller do not and will not, (i) contravene, conflict with or violate the certificate of incorporation, by-laws or equivalent organizational documents of Seller, (ii) assuming satisfaction of the requirements set forth in Section 3.02(b) below and the accuracy of Purchaser's representations and warranties set forth in Section 4.02, contravene, conflict with or violate any Law applicable to Seller or by which any property or asset of Seller is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, violations, breaches, defaults or other occurrences that would not adversely affect or materially delay the ability of Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

(b) Assuming the accuracy of Purchaser's representations and warranties set forth in Section 4.02, the execution, delivery and performance of this Agreement by Seller do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.

Section 3.03. OWNERSHIP OF THE SELLER'S SHARES.
      (a) Seller is the sole record and beneficial owner of, and has good title to each of the Seller's Shares. The Seller's Shares are owned free and clear of all Liens, other than any Liens created by this Agreement.

(b) To the Seller's knowledge, the Seller's Shares are validly issued, fully paid and nonassessable. Such Shares are all the equity securities of the Company owned, either of record or beneficially, by Seller and Seller does not have any option or other right to acquire any other securities of the Company. Seller has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Seller's Shares. At the Closing, Seller shall deliver, and upon such delivery and payment of the Cash Purchase Price therefor, good, valid and marketable title to the Seller's Shares free and clear of any Liens, other than pursuant to this Agreement.

Section 3.04. ABSENCE OF LITIGATION. There is no Action pending or, to the knowledge of Seller, threatened against Seller, or any property or asset of Seller, before any Governmental Authority that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

Section 3.05. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.06. DIVIDENDS PAID. Seller has received full cash dividend payments with respect to the Seller's Shares for all dividend periods beginning on the date on which such Shares were issued by the Company through the most recent quarterly dividend payment date and no dividends are in arrears.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

           As an inducement to Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

Section 4.01. ORGANIZATION AND AUTHORITY OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

Section 4.02. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by Purchaser do not and will not (i) contravene, conflict with or violate the certificate of incorporation, by-laws or equivalent organizational documents of Purchaser, (ii) assuming satisfaction of the requirements set forth in 4.02(b) below, contravene, conflict with or violate any Law applicable to Purchaser or by which any property or asset of Purchaser is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, violations, breaches, defaults or other occurrences that would not adversely affect or materially delay the ability of Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

(b) Assuming the accuracy of Seller's representations and warranties set forth in Section 3.02, the execution, delivery and performance of this Agreement by Purchaser do not and will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority.

Section 4.03. FINANCIAL ABILITY. Purchaser has or will have at the Closing sufficient funds to permit Purchaser to consummate the transactions contemplated hereby.

Section 4.04. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

Section 4.05. ABSENCE OF LITIGATION. There is no Action pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries, or any property or asset of Purchaser or any of its subsidiaries, before any Governmental Authority that seeks to materially delay or prevent the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

Section 5.01. NO DISPOSITION OR ENCUMBRANCE OF THE SELLER'S SHARES. Seller agrees that until the earliest to occur of the Closing or the termination of this Agreement, Seller shall not (i) sell, transfer, tender, pledge, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust, enter into any voting agreement with respect to, or create or permit to exist any Liens of any nature whatsoever with respect to, any of the Seller's Shares (or agree or consent to, or offer to do, any of the foregoing), (ii) take any action that would make any representation or warranty of Seller herein untrue or incorrect in any material respect or have the effect of preventing or disabling Seller from performing Seller's obligations hereunder or (iii) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

Section 5.02. NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably could be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of Seller or Purchaser, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.03. FURTHER ACTION; REASONABLE COMMERCIAL EFFORTS. (a) Upon the terms and subject to the conditions hereof, the parties hereto shall use their respective reasonable commercial efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.

(b) The parties hereto agree to cooperate and use their respective reasonable commercial efforts to contest and resist any Action, including administrative or judicial Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including, without limitation, by pursuing all available avenues of administrative and judicial appeal.

Section 5.04. PUBLIC ANNOUNCEMENTS. The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement shall be issued by any party without the prior consent (which consent shall not be unreasonably withheld) of Purchaser, in the case of a release or announcement by Seller or any of its affiliates, or Seller, in the case of a release or announcement by Purchaser or any of its affiliates, except as such release or announcement may be required by Law or the rules or regulations of any United States or non-United States securities exchange, in which case the party required to make the release or announcement shall use its reasonable commercial efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, Seller agrees to permit Purchaser to request that the Company publish and disclose in the proxy statement to be sent to the Company's stockholders pursuant to the Merger Agreement and publish and disclose in related filings by the Company or Purchaser under the securities laws Seller's identity and ownership of the Seller's Shares and the nature of its commitments, arrangements and understandings under this Agreement; provided that Seller shall be given reasonable opportunity to review and comment upon any such materials filed by the Company or Purchaser under the securities laws describing Seller or the transactions contemplated by this Agreement prior to such publication and disclosure; provided further, however, that nothing herein shall be deemed to provide Seller with any right of approval with respect to the disclosure in any such materials filed by the Company or Purchaser under the securities laws describing Seller, the transactions contemplated by this Agreement or otherwise.


                                   ARTICLE VI

                             CONDITIONS TO CLOSING


Section 6.01. CONDITIONS TO THE CLOSING. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a) NO ORDER; COMPLIANCE WITH LAW. (i) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of any or all of the Seller's Shares by Purchaser or any affiliate of Purchaser illegal or otherwise restricting or prohibiting consummation of the transactions contemplated by this Agreement and (ii) the consummation of the transactions contemplated by this Agreement shall not conflict with or violate any provision of United States Law; and

(b) MERGER. All conditions to the consummation of the Merger shall have been satisfied or waived and the Merger shall have been consummated immediately prior to the Closing.

Section 6.02. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Article IV in this Agreement (i) that are qualified by materiality shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, and (ii) that are not qualified by materiality shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and Seller shall have received a certificate to such effect signed by a duly authorized officer of Purchaser; and

(b) COVENANTS. The covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects, and Seller shall have received a certificate to such effect signed by a duly authorized officer of Purchaser.

Section 6.03. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of Seller contained in Article III of this Agreement (A) that are qualified by materiality shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, and (B) that are not qualified by materiality shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing and (ii) the representations contained in Section 3.03 shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, and Purchaser shall have received a certificate to such effect signed by a duly authorized officer of Seller; and

(b) COVENANTS. The covenants and agreements contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects, and Purchaser shall have received a certificate to such effect signed by a duly authorized officer of Seller.


                                  ARTICLE VII

                            TERMINATION AND WAIVER

Section 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

(a)   by mutual written consent of each of Seller and Purchaser; or

(b)   by either Seller or Purchaser if:

(i) any Governmental Authority in the United States, Germany or the Cayman Islands shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making the transactions contemplated by this Agreement illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Agreement; or

(ii)  the Merger Agreement shall have been terminated.

Section 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 8.02 and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement.

Section 7.03. WAIVER. At any time prior to the Closing, either of the parties hereto may (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 8.01. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The covenants (other than any covenants to be performed after the Closing) and representations and warranties of Seller and of Purchaser (other than the representations and warranties contained in Section 3.03) shall not survive the Closing.

Section 8.02. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

      if to Seller:

      Commerzbank AG
      New York and Grand Cayman Branches
      555 Theodore Fremd Avenue
      Rye, NY 10580
      Telecopy:  (914) 925-2070
      Attention:  Mr. Werner Boehsch
      with a copy to:

      Commerzbank AG
      New York Branch
      1251 Avenue of the Americas
      New York, NY 10020
      Telecopy:  (212) 703-4067
      Attention:  Steven Troyer, Esq.

      if to Purchaser:

      General Electric Capital Corporation
      292 Long Ridge Road
      Stamford, Connecticut 06927
      Telecopy:  (203) 585-0179
      Attention:  Mr. Thomas Wagner [Ref: Security Capital]

      with a copy to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153
      Telecopy:  (212) 310-8007
      Attention:  Raymond O. Gietz, Esq.

Section 8.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.

Section 8.07. ASSIGNMENT. This Agreement shall not be assigned (whether pursuant to a merger, operation of law or otherwise), except that Purchaser may assign all or any of its rights and obligations under this Agreement to


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
      any affiliate; PROVIDED that no such assignment shall relieve Purchaser of its obligations hereunder.

Section 8.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of Law principles thereof. The parties hereto hereby
      (a) submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

Section 8.10. WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.10.

Section 8.11. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.


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
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                          GENERAL ELECTRIC CAPITAL CORPORATION

                          By: /s/ Thomas Wagner
                              ------------------------------------------------
                              Name: Thomas Wagner
                              Title: Authorized Signatory



                          COMMERZBANK AKTIENGESELLSHAFT, GRAND CAYMAN BRANCH

                          By: /s/ Steven A. Troyer
                              ------------------------------------------------
                              Name: Steven A. Troyer
                              Title: Vice President










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